UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

Commission file number 1-15117
On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1280679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY (Address of principal executive offices)	12065 (Zip Code)

(518) 348-0099
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a) As previously reported, On2 Technologies, Inc. (“On2”) has been unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2007 or its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 due to an ongoing review by On2’s audit committee of transactions arising from certain contracts with customers and questions arising with respect to the recognition of revenue that On2 had previously recognized in 2007 regarding those transactions. On May 20, 2008, On2 issued a press release reporting that the review may result in a determination by the Audit Committee to restate previously reported financial results for one or more quarters during 2007, and may result in revenue previously recognized in 2007 being recognized during the first quarter of 2008. On2 anticipates releasing preliminary financial results arising from any such restatement(s) for the affected 2007 quarter(s), preliminary financial results for the year ended December 31, 2007, and preliminary financial results for the quarter ended March 31, 2008 following completion of the Audit Committee’s review by Tuesday, May 27, 2008

A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OF STANDARD; TRANSFER OF LISTING

(a), (b)

May 19, 2008, the American Stock Exchange (“AMEX”) issued a notice to On2, noting that timely filing of periodic reports is a requirement for continued listing under the continued listing standards of AMEX and stating that On2’s failure to timely file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended March 31, 2008 (the “First Quarter 10-Q”) was in contravention of Sections 134 and 1101 of the AMEX Company Guide, and also constituted a material violation of On2’s listing agreement with the AMEX, therefore authorizing the AMEX to suspend and, unless prompt corrective action is taken, remove On2’s common stock from the Exchange.

In that notice, the AMEX states that On2’s compliance plan, accepted by the AMEX on April 30, 2008, demonstrates On2’s ability to regain compliance with its filing requirements (and thereby, with the applicable AMEX requirements) by June 30, 2008, and that therefore no further compliance plan need be submitted by On2 (although the AMEX invites On2 to supplement the plan by June 2, 2008 with additional information). The AMEX also notes that the Company remains subject to the conditions set forth in the April 30, 2008 AMEX notice to On2 regarding acceptance of the plan, and therefore if On2 is not in compliance with all of the applicable AMEX listing standards by June 30, 2008 or does not make progress consistent with its compliance plan, the AMEX will initiate delisting proceedings as appropriate.

A copy of the AMEX notice regarding the acceptance of the plan is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01  REGULATION FD DISCLOSURE.

The disclosure contained in Items 2.02 and 3.1 is incorporated herein by reference.

On May 20, 2008, On2 issued a press release regarding this development, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

* * *

The information in Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise be subject to the liability provisions of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statements and Forward-Looking Statements

Due to the ongoing review of certain transactions by On2’s audit committee, On2’s auditors have not completed their audit of On2’s financial statements for the year ended December 31, 2007 or their review of On2’s financial statements for the quarter ended March 31, 2008. On2’s auditors will not be a position to complete the audit until On2’s audit committee completes its review of the transactions at issue. Depending on the outcome of that review, On2’s previously issued unaudited 2007 quarterly financial information could materially change, in which case On2 will restate such financial statements.  As a result of these and other factors, On2’s past financial performance should not be relied on as an indication of future performance.

This report and the accompanying press release contain forward-looking statements concerning On2’s expectations, plans, objectives, future performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements with respect to expectations regarding the completion of the review discussed above, the completion by On2’s auditors of the audit for 2007 and review of financial statements for the first quarter of 2008, the filing of On2’s Annual Report on Form 10-K following the audit, the filing of On2’s Quarterly Report on Form 10-Q for the first quarter of 2008 and On2’s performance with respect to its AMEX compliance plan.

These forward-looking statements are only predictions, and actual events or results may differ materially. On2’s forward-looking statements are based on management’s beliefs and assumptions using information available at the time such statements are made. We cannot guarantee future results, levels of activity, performance or achievements.

We undertake no duty to update any of our forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, we caution readers not to place undue reliance on the forward-looking statements contained in this report or the press release.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 20, 2008
99.2	Notice from American Stock Exchange, dated May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON2 TECHNOLOGIES, INC.
(Registrant)

Date: May 20, 2008	By:	/s/ Matt Frost
Matt Frost
Executive Vice President

 List of Exhibits:

Exhibit No.	Description
99.1	Press Release, dated May 20, 2008
99.2	Notice from American Stock Exchange, dated May 19, 2008